Exhibit 99.1 PRESS RELEASE, DATED May 21, 2025, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER FISCAL 2025

ENERSYS REPORTS FOURTH QUARTER FISCAL YEAR 2025 RESULTS
DELIVERS Q4'25 NET SALES UP 7% AND DILUTED EPS of $2.41, +63% ( $1.31, +115% excluding IRC 45X tax credits)

Fourth Quarter Fiscal 2025 Highlights
(All comparisons against the fourth quarter of fiscal 2024 unless otherwise noted)
•Delivered second highest quarterly net sales of $975M, +7%, and +4% organic
•Energy Systems net sales +8% with operating margins of 6.8% and adjusted operating margins of 8.7%, +400bps
•Achieved GM of 31.2%, +320 bps, and GM ex 45X of 26.6%, +270 bps
•Realized diluted EPS of $2.41, +63%, and adjusted diluted EPS(1) of $2.97, +43%, a record $1.86 ex 45X
•Net leverage ratio(a) 1.3 X EBITDA on operating cash flow of $135M

Full Year Fiscal 2025 Highlights
(All comparisons against fiscal 2024 unless otherwise noted)
• Delivered net sales of $3.6B, +1%
•Achieved GM of 30.2% +280 bps, and GM ex 45X of 25.1%, +150 bps
•Realized record diluted EPS of $8.99, +38% and record adjusted diluted EPS of $10.15, +22%, a record $5.58 ex 45X +$0.53, +11%
• Returned $192M to shareholders through share repurchases and dividends

READING, Pa., May 21, 2025 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter of fiscal 2025, which ended on March 31, 2025.
"EnerSys ended Fiscal Year 2025 with a strong fourth quarter, demonstrating the earnings power of our balanced business," said David M. Shaffer, EnerSys Chief Executive Officer. "We delivered 7% revenue growth, our second-highest revenue quarter ever, and achieved record adjusted diluted EPS of $1.86 per share excluding 45X benefits, up $0.66 and 56%, and $2.97 including 45X benefits, +43%. Performance highlights include record Motive Power margins, significant margin expansion in Energy Systems and Specialty, and strong contributions from the Bren-Tronics acquisition."

"Throughout Fiscal Year 2025, we executed our strategy even in a challenging environment. We expanded our share in the attractive and growing defense market; grew our higher margin maintenance-free offerings; reduced costs; optimized our manufacturing footprint; invested in high-speed, flexible domestic production capacity; and developed new product offerings; strengthening our foundation for future growth. As Shawn takes on the CEO role, I am confident that he will lead the company to continued success,” concluded Shaffer.

As previously announced, David Shaffer is retiring as Chief Executive Officer of EnerSys effective May 22, 2025 after 22 years of dedicated service. As part of a planned succession, the Board has named Shawn O’Connell, President and Chief Operating Officer, as successor. Mr. O’Connell will assume the role of President and Chief Executive Officer and will join EnerSys’ Board of Directors on May 23, 2025.

“Our fourth quarter performance reflects solid operational execution across the business,” commented Shawn O’Connell, EnerSys President and Chief Operating Officer and incoming Chief Executive Officer. "Energy Systems saw growth in Data Center and continued signs of recovery in U.S. Communications. Motive Power generated 15% earnings growth with favorable price/mix, similar volumes to the prior year quarter and maintenance-free products reaching a record 29% of segment sales. Specialty benefited from sustained strength in the Aerospace and Defense market and out performance from Bren-Tronics."

"As we manage tariff impacts, we are applying our proven and refined playbook—one that has successfully guided us through multiple economic cycles—and we are well-positioned to respond swiftly. We are proactively adjusting pricing, costs, working capital, supply chain and manufacturing to protect both volumes and profitability. Our confidence in the critical role our solutions play in the global market is unshaken by the short-term implications as we adjust our business to this new landscape."

"Our products and services remain essential to the industries that drive the global economy—from resilient grids and communications networks to secure data centers and national security. Our long-term outlook remains positive. I want to thank Dave for his leadership and for positioning EnerSys for future success. I am confident in the strength of our business, the relevance of our solutions, and our ability to continue delivering value for our customers, communities, and shareholders,” concluded O’Connell.

Key Financial Results and Metrics	Fourth quarter ended			Twelve months ended
In millions, except per share amounts	March 31, 2025	March 31, 2024	Change	March 31, 2025	March 31, 2024	Change
Net Sales	$974.8	$910.7	7.0%	$3,617.6	$3,581.8	1.0%
Diluted EPS (GAAP)	$2.41	$1.48	$0.93	$8.99	$6.50	$2.49
Adjusted Diluted EPS (Non-GAAP)(1)	$2.97	$2.08	$0.89	$10.15	$8.35	$1.80
Gross Profit (GAAP)	$303.7	$254.3	$49.4	$1,092.4	$982.8	$109.6
Operating Earnings (GAAP)	$131.3	$80.9	$50.4	$464.7	$351.5	$113.2
Adjusted Operating Earnings (Non-GAAP)(2)	$152.5	$109.2	$43.3	$528.1	$450.2	$77.9
Net Earnings (GAAP)	$96.5	$60.9	$35.6	$363.7	$269.1	$94.6
EBITDA (Non-GAAP)(3)	$155.6	$101.1	$54.5	$558.6	$434.1	$124.5
Adjusted EBITDA (Non-GAAP)(3)	$166.9	$124.5	$42.4	$588.6	$506.8	$81.8
Share Repurchases	$40.0	$13.4	$26.6	$154.0	$95.7	$58.3
Dividend per share	$0.24	$0.225	$0.02	$0.945	$0.85	$0.10
Total Capital Returned to Stockholders	$49.5	$22.5	$27	$192.4	$130.3	$62.1

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

Fourth Quarter Fiscal 2025

Net sales for the fourth quarter of fiscal 2025 were $974.8 million, an increase of 7.0% from the prior year fourth quarter net sales of $910.7 million, and within the range of the fourth quarter of fiscal 2025 guidance of $960 million to $1,000 million given on February 5, 2025. The increase compared to prior year's quarter was the result of a 4% increase in organic volume, a 4% increase from acquisitions, and a 1% increase in pricing, partially offset by a 2% decrease in foreign currency translation.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2025 was $96.5 million, or $2.41 per diluted share, which included an unfavorable highlighted net of tax impact of $22.0 million, or $0.55 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the fourth quarter of fiscal 2024 were $60.9 million, or $1.48 per diluted share, which included an unfavorable highlighted net of tax impact of $46.7 million, or $1.15 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2025, on a non-GAAP basis, were $2.97, compared to the guidance of $2.75 to $2.85 per diluted share for the fourth quarter given by the Company on February 5, 2025. These earnings compare to the prior year fourth quarter adjusted Net earnings of $2.08 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended March 31, 2025 and March 31, 2024.

Fiscal Year 2025

Net sales for the twelve months of fiscal 2025 were $3,617.6 million, an increase of 1.0% from the prior year twelve months net sales of $3,581.8 million. This increase was due to a 2% increase from acquisitions, partially offset by a 1% decrease in foreign currency translation impact.

Net earnings for the twelve months of fiscal 2025 was $363.7 million, or $8.99 per diluted share, which included an unfavorable highlighted net of tax impact of $46.7 million, or $1.16 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2024 was $269.1 million, or $6.50 per diluted share, which included an unfavorable highlighted net of tax impact of $76.2 million, or $1.85 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the twelve months of fiscal 2025, on a non-GAAP basis, were $10.15. This compares to the prior year twelve months adjusted Net earnings of $8.35 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Quarterly Dividend

The company announced today that its Board of Directors has declared a quarterly cash dividend of $0.24 per share of common stock payable on June 27, 2025, to holders of record as of June 13, 2025.

Balance Sheet and Cash Flow

As of March 31, 2025, cash and cash equivalents were $343.1 million and net debt was $781.1 million. The net leverage ratio at the end of the fourth quarter was 1.3 X, up from 1.0 X in the prior year period due to the impact of the Bren-Tronics acquisition. Capital expenditures during the fourth quarter were $30.2 million, up from $27.4 million in the prior year period, driven by investments in plant improvements. During the fourth quarter, cash from operating activities was $135.2 million and free cash flow was $105.0 million.

The Company also returned approximately $49.5 million to shareholders through $40.0 million in share repurchases and $9.5 million through its quarterly dividend payment in the fourth quarter.

First Quarter 2026 Outlook

In the first quarter of fiscal 2026, EnerSys expects:
•Net sales in the range of $830M to $870M
•IRC 45X benefits to gross profit of $35M to $40M
•Adjusted diluted earnings per share in the range of $2.03 to $2.13*

"We remain confident in our ability to effectively manage our business in the evolving macro environment and deliver strong earnings performance," said Andrea Funk, EnerSys Chief Financial Officer. "Our fiscal first quarter 2026 guidance reflects typical seasonal volume softness in Motive Power and Transportation exacerbated by short-term macro dynamics. We also expect to absorb some short-term headwinds from stranded tariffs in the quarter."

"Given the evolving policy environment and pacing of demand normalization, we are pausing full year quantitative guidance. That said, we believe Q1 will mark the low point of our fiscal year. We anticipate full-year adjusted operating earnings growth—excluding 45X benefits—to outpace revenue growth. We expect revenue will be bolstered by our customers’ enthusiasm for our maintenance-free offerings, robust Aerospace and Defense and Data Center markets, and ongoing improvements in our

Communications and Transportation businesses. In aggregate, we are on track towards fiscal year 2027 earnings targets outlined at our 2023 Investor Day with strong performance on adjusted operating margin, EBITDA and EPS and future upside potential from the reinvestment of our excess cash flow."

"Despite near-term challenges, the market need for intelligent, resilient power solutions continues to grow. EnerSys is well-positioned for long-term success as we help our customers address critical energy management and workforce challenges. Coming off a record shattering Q4, we are confident in the earnings power of our business and are optimistic about our ability to continue to expand margins, grow revenue, and create long-term value for our shareholders.," concluded Funk.

*Inclusive of IRC 45X Advanced Manufacturing Production Credits.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its fourth quarter results at 9:00 AM (ET) Thursday, May 22, 2025. A live broadcast as well as a replay of the call can be accessed via https://edge.media-server.com/mmc/p/mo4nniia/ or the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register at https://register-conf.media-server.com/register/BI0f3e7b329468490a8fb5682e24b23576. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is a global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, funding, development and construction of the Company's gigafactory in Greenville, South Carolina, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business and changes in law, regulation or policy that may affect our business, including trade policy and tariffs, and other government priorities or budgets are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2025. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Twelve months ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Net sales	$974.8	$910.7	$3,617.6	$3,581.8
Gross profit	303.7	$254.3	$1,092.4	$982.8
Operating expenses	162.7	$157.3	$608.7	$589.6
Restructuring and other exit charges	5.1	$8.5	$14.4	$28.1
Impairment of indefinite-lived intangibles	0.0	$7.6	$0.0	$13.6
Loss on assets held for sale	4.6	$0.0	$4.6	$0.0
Operating earnings	131.3	$80.9	$464.7	$351.5
Earnings before income taxes	116.3	$66.6	$406.5	$292.2
Income tax expense	19.8	$5.7	$42.8	$23.1
Net earnings attributable to EnerSys stockholders	$96.5	$60.9	$363.7	$269.1

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$2.45	$1.51	$9.15	$6.62
Diluted	$2.41	$1.48	$8.99	$6.50
Dividends per common share	$0.24	$0.225	$0.945	$0.850
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	39,369,190	40,365,995	39,760,829	40,669,392
Diluted	39,982,082	41,054,904	40,438,579	41,371,439

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	March 31, 2025	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$343,131	$333,324
Accounts receivable, net of allowance for doubtful accounts (2025–$8,675; 2024–$8,107)	597,942	524,725
Inventories, net	739,994	697,698
Prepaid and other current assets	408,747	226,949
Total current assets	2,089,814	1,782,696
Property, plant, and equipment, net	592,433	532,450
Goodwill	721,073	682,934
Other intangible assets, net	375,430	319,407
Deferred taxes	74,793	49,798
Other assets	117,705	98,721
Total assets	$3,971,248	$3,466,006
Liabilities and Equity
Current liabilities:
Short-term debt	$28,502	$30,444
Current portion of finance leases	265	237
Accounts payable	405,694	369,456
Accrued expenses	340,607	323,720
Total current liabilities	775,068	723,857
Long-term debt, net of unamortized debt issuance costs	1,083,541	801,965
Finance leases	592	647
Deferred taxes	17,641	30,583
Other liabilities	174,918	151,882
Total liabilities	2,051,760	1,708,934
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at March 31, 2025 and at March 31, 2024	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,839,590 shares issued and 39,192,061 shares outstanding at March 31, 2025; 56,363,924 shares issued and 40,271,936 shares outstanding at March 31, 2024	568	564
Additional paid-in capital	662,725	629,879
Treasury stock at cost, 17,647,529 shares held as of March 31, 2025 and 16,091,988 shares held as of March 31, 2024	(988,936)	(835,827)
Retained earnings	2,489,200	2,163,880
Contra equity - indemnification receivable	—	—
Accumulated other comprehensive loss	(247,479)	(204,851)
Total EnerSys stockholders’ equity	1,916,078	1,753,645
Nonredeemable noncontrolling interests	3,410	3,427
Total equity	1,919,488	1,757,072
Total liabilities and equity	$3,971,248	$3,466,006

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Fiscal year ended March 31,
	2025	2024	2023
Cash flows from operating activities
Net earnings	$363,735	$269,096	$175,810
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	100,876	92,021	91,153
Write-off of assets relating to restructuring and other exit charges	1,973	24,229	8,920
Disposal of intangible asset	880	—	—
Loss on assets held for sale	4,634	13,619	480
Derivatives not designated in hedging relationships:
Net losses (gains)	(3,136)	846	(1,182)
Cash proceeds (settlements)	826	(255)	470
Provision for doubtful accounts	3,239	1,873	(431)
Deferred income taxes	(31,925)	(29,344)	(15,236)
Non-cash interest expense	1,927	2,450	1,964
Stock-based compensation	27,825	30,607	26,371
Gain on disposal of property, plant, and equipment	791	908	(113)
Gain on pension settlement	(1,548)	—	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(81,795)	108,631	67,553
Inventories	1,343	75,633	(96,413)
Prepaid and other current assets	(220,003)	(112,701)	23,689
Other assets	(334)	6,027	(6,298)
Accounts payable	36,569	(15,131)	(4,236)
Accrued expenses	54,388	(8,254)	5,747
Other liabilities	32	(3,226)	1,690
Net cash provided by (used in) operating activities	260,298	457,029	279,938

Cash flows from investing activities
Capital expenditures	(121,038)	(86,437)	(88,772)
Purchase of businesses	(206,374)	(8,270)	—
Proceeds from disposal of property, plant, and equipment and intangible asset	1,870	2,228	586
Investment in Equity Securities	(10,852)	—	—
Proceeds from termination of net investment hedges	—	—	43,384
Net cash used in investing activities	(336,394)	(92,479)	(44,802)

Cash flows from financing activities
Net borrowings (repayments) on short-term debt	(259)	(231)	(21,719)
Proceeds from Second Amended Revolver borrowings	650,000	182,500	310,500
Repayments of Second Amended Revolver borrowings	(370,000)	(427,500)	(500,500)
Proceeds from Amended 2017 Term Loan	—	—	300,000
Proceeds from 2032 Bonds	—	300,000	—
Repayments of 2023 Senior Notes	—	—	(300,000)
Repayments of Second and Third Amended Term Loan	—	(293,889)	(5,215)
Debt issuance costs	—	(4,061)	(1,121)
Finance lease obligations and other	483	1,169	1,110
Option proceeds, net	9,458	10,786	4,392
Payment of taxes related to net share settlement of equity awards	(7,985)	(9,166)	(6,453)
Purchase of treasury stock	(153,961)	(95,688)	(22,907)
Dividends paid to stockholders	(37,466)	(34,480)	(28,537)
Net cash (used in) provided by financing activities	90,270	(370,560)	(270,450)
Effect of exchange rate changes on cash and cash equivalents	(4,367)	(7,331)	(20,509)
Net (decrease) increase in cash and cash equivalents	9,807	(13,341)	(55,823)
Cash and cash equivalents at beginning of year	333,324	346,665	402,488
Cash and cash equivalents at end of year	$343,131	$333,324	$346,665

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, "reported Net earnings without IRC 45X benefit", "Non-GAAP adjusted Net earnings without IRC 45X benefit", "reported Net earnings (loss) per share without IRC 45X benefit", "Non-GAAP adjusted Net earnings (loss) per share without IRC 45X benefit",“adjusted operating earnings”, "adjusted gross profit", "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", "free cash flow", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross profit, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings, gross profit, gross margin, and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Reported Net earnings without IRC 45X benefit, non-GAAP adjusted Net earnings without IRC 45X benefit, reported Net earnings (loss) per share without IRC 45X benefit, and non-GAAP adjusted Net earnings (loss) per share without IRC 45X benefit, as used by EnerSys in past quarters and years, adjusted Net earnings, adjusted Net earnings, Net earnings (loss) per share, and adjusted Net earnings (loss) per share to reflect the financial impact of IRC 45X. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP free cash flow as net cash provided by or used in operating activities less capital expenditures. We define non-GAAP adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of intangible assets, tax valuation allowance changes, withholding tax from repatriation of prior period earnings, and impacts of changes or reform to income tax laws. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted earnings per share for the first quarter and full year of fiscal 2026 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the first quarter and full year of fiscal 2026 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the first quarter and full year of fiscal 2026 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	March 31, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$398.8	$392.3	$177.8	$5.9	$974.8

Operating Earnings	$27.0	$57.9	$10.2	$36.2	$131.3
Inventory adjustment relating to exit activities	$0.3	$—	$0.3	$—	$0.6
Restructuring and other exit charges	$1.4	$2.2	$1.5	$—	5.1
Loss on assets held for sale	$—	$4.6	$—	$—	4.6
Amortization of intangible assets	$5.8	$0.1	$2.4	$—	8.3
Integration costs	$(0.3)	$—	$0.7	$—	0.4
Other	$0.5	$1.7	$—	$—	2.2
Adjusted Operating Earnings	$34.7	$66.5	$15.1	$36.2	$152.5

Operating Margin	6.8%	14.8%	5.7%	NM	13.5%
Adjusted Operating Margin	8.7%	17.0%	8.5%	NM	15.6%

	Quarter ended
	($ millions)
	March 31, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$369.4	$394.8	$146.5	$—	$910.7

Operating Earnings	$(4.9)	$53.9	$6.7	$25.2	$80.9
Inventory adjustment relating to exit activities	1.0	—	—	—	1.0
Restructuring and other exit charges	3.8	3.7	1.0	—	8.5
Impairment of indefinite-lived intangibles	7.6	—	—	—	7.6
Amortization of intangible assets	6.0	0.2	0.7	—	6.9
Legal proceeding charge, net	3.7	—	—	—	3.7
Other	0.2	0.3	0.1	—	0.6
Adjusted Operating Earnings	$17.4	$58.1	$8.5	$25.2	$109.2

Operating Margin	(1.3)%	13.7%	4.6%	NM	8.9%
Adjusted Operating Margin	4.7%	14.7%	5.8%	NM	12.0%

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	8.0%	(0.6)%	21.4%	—%	7.0%
Operating Earnings	NM	7.6	51.7	43.5	62.3
Adjusted Operating Earnings	98.4	14.5	79.1	43.5	39.6
NM = Not Meaningful

	Twelve months ended
	($ millions)
	March 31, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,531.1	$1,484.1	$593.6	$8.8	$3,617.6

Operating Earnings	$72.7	$220.1	$16.8	$155.1	$464.7
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	0.3	—	3.3	—	3.6
Restructuring and other exit charges	6.0	5.7	2.7	—	14.4
Loss on assets held for sale	—	4.6	—	—	4.6
Amortization of intangible assets	23.6	0.7	7.5	—	31.8
Integration costs	(0.1)	—	4.1	—	4.0
Acquisition activity expense	—	—	2.5	—	2.5
Other	0.7	1.7	0.1	—	2.5
Adjusted Operating Earnings	$103.2	$232.8	$37.0	$155.1	$528.1

Operating Margin	4.7%	14.8%	2.8%	NM	12.8%
Adjusted Operating Margin	6.7%	15.7%	6.2%	NM	14.6%

	Twelve months ended
	($ millions)
	March 31, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$1,590.0	$1,456.2	$535.6	$—	$3,581.8

Operating Earnings	$15.5	$201.2	$17.6	$117.2	$351.5
Inventory adjustment relating to exit activities	17.1	—	3.1	—	20.2
Restructuring and other exit charges	8.9	11.6	7.6	—	28.1
Impairment of indefinite-lived intangibles	13.6	—	—	—	13.6
Amortization of intangible assets	24.5	0.7	2.8	—	28.0
Legal proceeding charge, net	3.7	—	—	—	3.7
Other	3.7	1.1	0.3	—	5.1
Adjusted Operating Earnings	$87.0	$214.6	$31.4	$117.2	$450.2

Operating Margin	1.0%	13.8%	3.3%	NM	9.8%
Adjusted Operating Margin	5.5%	14.7%	5.9%	NM	12.6%

Increase (Decrease) as a % from prior year	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	(3.7)%	1.9%	10.8%	—%	1.0%
Operating Earnings	NM	9.4	(4.9)	32.3	32.2
Adjusted Operating Earnings	18.7	8.4	17.8	32.3	17.3

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Net Earnings	96.5	$60.9	$363.7	$269.1
Depreciation	18.2	16.8	69.1	64.0
Amortization	8.3	6.9	31.8	28.0
Interest	12.8	10.8	51.2	49.9
Income Taxes	19.8	5.7	42.8	23.1
EBITDA	155.6	101.1	558.6	434.1
Non-GAAP adjustments	11.3	23.4	30.0	72.7
Adjusted EBITDA	$166.9	$124.5	$588.6	$506.8

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Inventory adjustment relating to exit activities	$0.6	$1.0	$0.6	$20.2
Inventory step up to fair value relating to recent acquisitions	—	—	3.0	—
Restructuring and other exit charges	5.1	8.5	14.4	28.1
Impairment of indefinite-lived intangibles	—	7.6	—	13.6
Loss on assets held for sale	4.6	—	4.6	—
Legal proceedings charge, net	—	3.7	—	3.7
Integration Costs	0.4	—	4.0	—
Gain on Pension Settlement	(1.6)	—	(1.6)	—
Acquisition expense	—	—	$2.5	—
Other	2.2	2.6	$2.5	7.1
Non-GAAP adjustments	$11.3	$23.4	$30.0	$72.7

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Gross Profit as reported	$303.7	$254.3	$1,092.4	$982.8
Inventory adjustment relating to exit activities	—	1.0	—	20.2
Inventory step up to fair value relating to recent acquisitions	0.7	—	3.7	—
Adjusted Gross Profit	304.4	255.3	1,096.1	1,003.0

Gross Margin	31.2%	27.9%	30.2%	27.4%
Adjusted Gross Margin	31.2%	28.0%	30.3%	28.0%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow Conversion percentages:

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Net cash provided by (used in) operating activities	$135.2	$136.8	$260.3	$457.0
Less Capital Expenditures	(30.2)	(27.4)	(121.0)	(86.4)
Free Cash Flow	105.0	109.4	139.3	370.6

	Quarter ended		Twelve months ended
	($ millions)		($ millions)
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Net cash provided by (used in) operating activities	$135.2	$136.8	$260.3	$457.0
Net earnings	96.5	60.9	363.7	269.1
Operating cash flow conversion %	140.1%	224.6%	71.6%	169.8%

Free cash flow	105.0	109.4	139.3	370.6
Adjusted net earnings	118.6	85.2	410.4	345.3
Adjusted free cash flow conversion %	88.5%	128.4%	33.9%	107.3%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for March 31, 2025 and March 31, 2024 to calculate our net leverage ratio, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	March 31, 2025	March 31, 2024
	(in millions, except ratios)
Net earnings as reported	$363.7	$269.1
Add back:
Depreciation and amortization	100.9	$92.0
Interest expense	51.1	$49.9
Income tax expense	42.8	23.1
EBITDA (non-GAAP)	$558.5	$434.1
Adjustments per credit agreement definitions(1)	56.2	85.8
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$614.7	519.9
Total net debt(2)	$781.1	511.1
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.3 X	1.0 X

(1)The $56.2 million adjustment to EBITDA in the last twelve months ending March 31, 2025 primarily related to $27.8 million of non-cash stock compensation, $22.0 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $5.5 million. The $85.8 million adjustment to EBITDA in the last twelve months ending March 31, 2024 primarily related to $30.6 million of non-cash stock compensation, $40.7 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $13.6 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending March 31, 2025 and March 31, 2024, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $343.1 million, and in fiscal 2024, were $333.3 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2025		March 31, 2024
Net earnings reconciliation
As reported Net Earnings	$96.5		$60.9
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	0.6	(1)	1.0	(1)
Restructuring and other exit charges	5.1	(2)	8.5	(2)
Impairment of indefinite-lived intangibles	—		7.6	(3)
Loss on assets held for sale	4.6	(4)	—
Amortization of identified intangible assets	8.3	(5)	6.9	(5)
Legal proceedings charge, net	—		3.7	(6)
Integration costs	0.4	(7)	—
Other	2.2	(8)	3.3	(8)
Gain on pension settlement	(1.6)		—
Income tax adjustment of benefit from tax law changes and litigation	2.2		—
Swiss income tax goodwill expiration	2.2		—
Income tax expense on intercompany sale of IP	2.5		—
Income tax effect of above non-GAAP adjustments	(4.4)		(6.7)
Non-GAAP adjusted Net earnings	$118.6		$85.2

Net Earnings without IRC 45X
As Reported Net Earnings	$96.5		$60.9
IRC 45X Benefit	44.1		36.0
Reported Net Earnings without IRC 45X Benefit	$52.4		$24.9

Non-GAAP adjusted Net Earnings without IRC 45X
Non-GAAP Adjusted Net Earnings	$118.6		$85.2
IRC 45X Benefit	44.1		36.0
Non-GAAP adjusted Net Earnings without IRC 45X Benefit	$74.5		$49.2

Outstanding shares used in per share calculations
Basic	39,369,190		40,365,995
Diluted	39,982,082		41,054,904

Reported Net earnings (Loss) per share:
Basic	$2.45		$1.51
Diluted	$2.41		$1.48
Dividends per common share	$0.24		$0.225

Non-GAAP adjusted Net earnings per share:
Basic	$3.01		$2.11
Diluted	$2.97		$2.08

Reported Net Earnings (Loss) per share without IRC 45X benefit
Basic	$1.33		$0.62
Diluted	$1.31		$0.61

Non-GAAP adjusted Net Earnings (Loss) per share without IRC 45X benefit
Basic	$1.89		$1.22
Diluted	$1.86		$1.20

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2025	March 31, 2024
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	$0.3	$1.0
(1) Inventory adjustment relating to exit activities - Motive Power	$—	—
(1) Inventory adjustment relating to exit activities - Specialty	0.3	—
(2) Restructuring and other exit charges - Energy Systems	1.4	3.8
(2) Restructuring and other exit charges - Motive Power	2.2	3.7
(2) Restructuring and other exit charges - Specialty	1.5	1.0
(3) Impairment of indefinite-lived intangibles - Energy Systems	—	7.6
(4) Loss on assets held for sale - Motive	4.6	—
(5) Amortization of identified intangible assets - Energy Systems	5.8	6.0
(5) Amortization of identified intangible assets - Motive Power	0.1	0.2
(5) Amortization of identified intangible assets - Specialty	2.4	0.7
(6) Legal proceedings charge, net - Energy Systems	—	3.7
(7) Integration costs - Energy Systems	(0.3)	—
(7) Integration costs - Specialty	0.7	—
(8) Other - Energy Systems	0.5	0.2
(8) Other - Motive Power	1.7	0.3
(8) Other - Specialty	—	0.1
Total Non-GAAP adjustments	$21.2	$28.3

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2025		March 31, 2024
Net Earnings reconciliation
As reported Net Earnings	$363.7		$269.1
Non-GAAP adjustments:
Inventory adjustment relating to exit activities and step up to fair value relating to recent acquisitions	3.6	(1)	20.2	(1)
Restructuring and other exit charges	14.4	(2)	28.1	(2)
Impairment of indefinite-lived intangibles	—		13.6	(3)
Loss on assets held for sale	4.6	(4)	—
Amortization of identified intangible assets	31.8	(5)	28.0	(2)
Acquisition activity expense	2.5	(6)	—
Legal proceedings charge, net	—		3.7	(7)
Integration costs	4.0	(8)	—
Other	2.5	(9)	7.8	(9)
Gain on pension settlement	(1.6)		—
Income tax benefit from tax law changes and litigation	(4.6)		—
Swiss income tax goodwill expiration	2.2		—
Income tax expense on intercompany sale of IP	2.5		—
Income tax effect of above non-GAAP adjustments	(15.2)		(25.2)
Non-GAAP adjusted Net Earnings	$410.4		$345.3

Net Earnings without IRC 45X
As Reported Net Earnings	$363.7		$269.1
IRC 45X Benefit	184.6		136.4
Reported Net Earnings without IRC 45X Benefit	$179.1		$132.7

Non-GAAP adjusted Net Earnings without IRC 45X
Non-GAAP Adjusted Net Earnings	$410.4		$345.3
IRC 45X Benefit	184.6		136.4
Non-GAAP adjusted Net Earnings without IRC 45X Benefit	$225.8		$208.9

Outstanding shares used in per share calculations
Basic	39,760,829		40,669,392
Diluted	40,438,579		41,371,439

Reported Net Earnings (Loss) per share:
Basic	$9.15		$6.62
Diluted	$8.99		$6.50
Dividends per common share	$0.945		$0.850

Non-GAAP adjusted Net Earnings per share:
Basic	$10.32		$8.49
Diluted	$10.15		$8.35

Reported Net Earnings (Loss) per share without IRC 45X benefit
Basic	$4.50		$3.26
Diluted	$4.43		$3.21

Non-GAAP adjusted Net Earnings (Loss) per share without IRC 45X benefit
Basic	$5.68		$5.14
Diluted	$5.58		$5.05

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2025	March 31, 2024
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Energy Systems	0.3	17.1
(1) Inventory adjustment relating to exit activities - Motive Power	—	—
(1) Inventory adjustment relating to exit activities step up to fair value relating to recent acquisitions - Specialty	3.3	3.1
(2) Restructuring and other exit charges - Energy Systems	6.0	8.9
(2) Restructuring and other exit charges - Motive Power	5.7	11.6
(2) Restructuring and other exit charges - Specialty	2.7	7.6
(3) Impairment of indefinite-lived intangibles - Energy Systems	—	13.6
(4) Loss on assets held for sale - Motive	4.6	—
(5) Amortization of identified intangible assets - Energy Systems	23.6	24.5
(5) Amortization of identified intangible assets - Motive Power	0.7	0.7
(5) Amortization of identified intangible assets - Specialty	7.5	2.8
(6) Acquisition expense - Specialty	2.5	—
(7) Legal proceedings charge, net - Energy Systems	—	3.7
(8) Integration costs - Energy Systems	(0.1)	—
(8) Integration costs - Specialty	4.1	—
(9) Other - Energy Systems	0.7	3.7
(9) Other - Motive Power	1.7	1.1
(9) Other - Specialty	0.1	0.3
Total Non-GAAP adjustments	$63.4	$98.7